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                                                                     Exhibit 1.2

                                                                   FILED
                                                               JUL 19, 1995
                                                           Registry of Companies
                                                          British Virgin Islands


                            DESWELL INDUSTRIES, INC.

                       CERTIFIED TRUE COPY OF A RESOLUTION
                        ADOPTED BY THE BOARD OF DIRECTORS
                   PURSUANT TO THE ARTICLES OF ASSOCIATION OF
                    THE COMPANY ON THE 18TH DAY OF JULY, 1995


              AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

RESOLVED that the following amendment be made to the Company's Memorandum of Association effective upon, and only upon, completion of an initial public offering of the Company's securities in the United States:

- Clause 17 of the Company's Memorandum of Association shall be amended by adding the following at the end thereof:

        "For purposes of this clause 17 only:

        "(1)   A 'resolution of members' shall mean:

        "(a) A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of

        "(i) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, including in such majority, a simple majority of the votes of the shares entitled to vote thereon other than shares held by managing officers of the Company which were present at the meeting and were voted and not abstained, or

        "(ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained, including in such majority, a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series other than shares held by managing officers of the Company and were voted and not abstained, and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained, including in such majority, a simple majority of the votes of the remaining shares untitled to vote thereon other than shares held by managing officers of the Company which were present at the meeting and were voted and not abstained; or

        "(b)   a resolution consented to in writing by


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                                                                   FILED
                                                               JUL 19, 1995
                                                           Registry of Companies
                                                          British Virgin Islands


        "(i) an absolute majority of the votes of the shares entitled to vote thereon, including in such majority, an absolute majority of the votes of the shares entitled to vote thereon other than shares held by members who are the managing officers of the Company; or

        "(ii) an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series, including in such majority, an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series other than shares held by members who are managing officers of the Company, and of an absolute majority of the votes of the remaining shares entitled to vote thereon, including in such majority, an absolute majority of the remaining shares entitled to vote thereon other than shares held by members who are the managing officers of the Company; and

        "(2)   A resolution of directors shall mean:

        "(a) A resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain, and which was not disapproved by a simple majority of the Company's 'Independent Directors,' as such term is defined in the Company's Articles of Association, present at the meeting; or

        "(b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be."

                     AMENDMENTS TO ARTICLES OF ASSOCIATION.

RESOLVED, that the following amendments be made to the Company's Articles of Association effective upon, and only upon, completion of an initial public offering of the Company's securities in the United States:

- Regulation 92 of the Company's Articles of Association shall be amended by adding the following at the end thereof:

            "The Company and its directors shall use best efforts to maintain a minimum of two independent directors (individually an "Independent Director" and collectively the "Independent Directors") consisting of a director other than an officer or employee of the Company or any of its subsidiaries, a person related to an officer or employee of the Company or any of its subsidiaries, a person representing family or concentrated (more than 10%) holdings of the Company's outstanding voting shares in the Company or any other individual having a relationship which, in the opinion of the directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

- Regulation 116 of the Company's Articles of Association shall be amended by adding the following at the end thereof:


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                                                                   FILED
                                                               JUL 19, 1995
                                                           Registry of Companies
                                                          British Virgin Islands



        "The office of Chief Financial Officer of the Company and Chief Executive Officer of the Company shall not be held by the same person simultaneously."

Regulation 117 of the Company's Articles of Association shall be amended by deleting such clause in its entirety and replacing it with the following:

        "117. Subject to the provisions of Regulation 119, the compensation of all officers and directors shall be determined by the directors."

Regulation 119 of the Company's Articles of Association shall be amended by deleting the period at the end of the regulation and adding the following in lieu thereof:

        "and such agreement or transaction has been approved by the favorable vote of a majority of the Company's directors, including at least one independent Director. In addition, the favorable vote of a majority of the Company's directors, including at least one Independent Director shall be required for any transaction or agreement between the Company and any officer of the Company or any person or entity holding 10 percent or more of the outstanding voting shares in the Company."


Dated this 19th day of July, 1995.


                      /s/  [Signature Illegible]
                     ------------------------------------
                           HWR SERVICES LIMITED
                           Registered Agent.